UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2008

Coastal Banking Company, Inc.
(Exact name of registrant as specified in charter)

South Carolina	000-28333	58-2455445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina 29902
(Address of principal executive offices)

(843) 522-1228
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On February 8, 2008, Coastal Banking Company, Inc. issued two press releases reporting information regarding its results of operations for the fiscal quarter and year ended December 31, 2007 and recent developments in its business.  The Company’s initial press release contained an error in the Company’s earnings per share for the quarter ended December 31, 2007 which was corrected in the subsequent press release.  Additionally, the consolidated balance sheet included with the initial press release omitted the number of issued and outstanding shares as of December 31, 2007, which was 2,570,560 shares.  A copy of both press releases are attached as exhibits to this report.

Item 9.01

Financial Statements and Exhibits

(c)	Exhibits

No.	Description
99.1 99.2

Press Release dated February 8, 2008 reporting results of operations for the fiscal quarter and year ended December 31, 2007.

Press Release dated February 8, 2008 reporting a correction to the Company’s earnings per share for the quarter ended December 31, 2007.

The information furnished in the attached press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: February 14, 2008	By:	/s/ Paul R. Garrigues
Paul R. Garrigues
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1 99.2

Press Release dated February 8, 2008 reporting results of operations for the fiscal quarter and year ended December 31, 2007.

Press Release dated February 8, 2008 reporting a correction to the Company’s earnings per share for the quarter ended December 31, 2007.